Calculation of Filing Fee Tables
S-3
OCEANFIRST FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(a)	9,574,639	$ 18.72	$ 179,237,242.08	0.0001381	$ 24,752.66
Fees to be Paid	2	Equity	Common Stock, par value $0.01 per share, issuable upon conversion of outstanding shares of Non-Voting Common Equivalent Stock	457(a)	1,812,000	$ 18.72	$ 33,920,640.00	0.0001381	$ 4,684.44
Fees to be Paid	3	Other	Common stock, par value $0.01 per share, underlying the Warrant	Other	11,386,639	$ 18.72	$ 213,157,882.08	0.0001381	$ 29,437.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 426,315,764.16		$ 58,874.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 58,874.20
Offering Note
[1]	(1) This prospectus registers the resale of up to up to 22,773,278 shares of common stock, par value $0.01 per share ("Common Stock"), by the selling securityholders listed in the section of this prospectus entitled "Selling Securityholders" (the "Selling Securityholders") which are comprised of: (a) 9,574,639 shares of Common Stock, (b) 1,812,000 shares of Common Stock issuable upon conversion of outstanding shares of Non-Voting Common Equivalent Stock, par value $0.01 per share (the "NVCE Stock"), and (c) 11,386,639 shares of Common Stock issuable upon conversion of NVCE Stock underlying the warrant (the "Warrant"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock as may from time to time become issuable by reason of stock dividend, stock splits, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share of Common Stock is based on the average of the high and low prices of Common Stock, as reported on the NASDAQ Global Select Market System on May 28, 2026, which is a date within five business days prior to the date of filing this registration statement.

[2]	(1) This prospectus registers the resale of up to up to 22,773,278 shares of common stock, par value $0.01 per share ("Common Stock"), by the selling securityholders listed in the section of this prospectus entitled "Selling Securityholders" (the "Selling Securityholders") which are comprised of: (a) 9,574,639 shares of Common Stock, (b) 1,812,000 shares of Common Stock issuable upon conversion of outstanding shares of Non-Voting Common Equivalent Stock, par value $0.01 per share (the "NVCE Stock"), and (c) 11,386,639 shares of Common Stock issuable upon conversion of NVCE Stock underlying the warrant (the "Warrant"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock as may from time to time become issuable by reason of stock dividend, stock splits, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share of Common Stock is based on the average of the high and low prices of Common Stock, as reported on the NASDAQ Global Select Market System on May 28, 2026, which is a date within five business days prior to the date of filing this registration statement.

[3]	(1) This prospectus registers the resale of up to up to 22,773,278 shares of common stock, par value $0.01 per share ("Common Stock"), by the selling securityholders listed in the section of this prospectus entitled "Selling Securityholders" (the "Selling Securityholders") which are comprised of: (a) 9,574,639 shares of Common Stock, (b) 1,812,000 shares of Common Stock issuable upon conversion of outstanding shares of Non-Voting Common Equivalent Stock, par value $0.01 per share (the "NVCE Stock"), and (c) 11,386,639 shares of Common Stock issuable upon conversion of NVCE Stock underlying the warrant (the "Warrant"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock as may from time to time become issuable by reason of stock dividend, stock splits, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share of Common Stock is based on the average of the high and low prices of Common Stock, as reported on the NASDAQ Global Select Market System on May 28, 2026, which is a date within five business days prior to the date of filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date